Exhibit 99.1

FOR IMMEDIATE RELEASE:
For further information, please contact:	Investor Contact:
Nancy Udell, S.V.P., PR & Advertising	Tom Severson, S.V.P. & Chief Financial Officer
(561) 682-4195	(561) 682-4115
Leslie J. Monreal, Director Public Relations	Cheryl Scully, Treasurer and V.P. Investor Relations
(561) 682-4134	(561) 682-4211 phone, (561) 659-3689 fax

PAXSON COMMUNICATIONS TO RESTATE
FINANCIAL RESULTS RELATING TO HISTORICAL PURCHASE
ACCOUNTING FOR CERTAIN ACQUISITIONS PRIOR TO 2001;
NO CASH OR EBITDA IMPACT TO THE COMPANY

West Palm Beach, Florida — Paxson Communications Corporation (AMEX-PAX) (the “Company”), the owner and operator of the nation’s largest broadcast television station group and the PAX TV network, reaching 88% of U.S. households (approximately 95 million homes), today announced that it will be restating its financial results for prior years in order to correct the Company’s 1997, 1998, 1999 and 2000 purchase accounting for stock acquisitions. The Company’s historically reported revenues, cash operating expenses and EBITDA will be unaffected by these adjustments.

From 1997 through 2000, the Company acquired several television stations in transactions structured as purchases of the outstanding stock of the entities owning the stations. In each of these transactions, the Company failed to establish the proper deferred tax liability for the difference between the book basis and the tax basis of the acquired entity’s FCC license as required under Accounting Principles Board Opinion No. 16, “Business Combinations” and Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” The recording of these deferred tax liabilities resulting from the stock acquisitions also would have resulted in the recording of additional FCC license intangible assets and, in certain cases, deferred tax assets. These adjustments in no way affect the Company’s cash taxes payable to the Internal Revenue Service.

The Company will be filing with the Securities and Exchange Commission (the “SEC”) a notification of late filing with respect to its annual report on Form 10-K, as the Company has not completed the financial statements required to be filed with its Form 10-K. The Company expects to file its Form 10-K with the SEC reflecting the aforementioned restatements of its historical financial results upon the finalization of its financial statements and the completion of the audit procedures relating to the issuance of an audit opinion of its independent auditor, Ernst & Young LLP, as well as its former independent auditor.

Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties, many of which are beyond the control of the Company. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements.

Actual results or events may differ materially from those predicted in these statements. Factors which could cause actual results or events to differ from current expectations include the risks and uncertainties contained in the Company’s periodic reports filed with the SEC. All forward-looking statements made in this release are qualified by these cautionary statements and there can be no assurance that the results, events or developments referred to in this release will occur or be realized.

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and PAX TV, family television. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s 2003-2004 original programming slate features all new episodes of returning original drama series including, “Doc,” starring recording artist Billy Ray Cyrus and “Sue Thomas: F.B.Eye,” starring Deanne Bray. Other original PAX series include “Speed Dating,” “It’s A Miracle” with new host, Roma Downey, “Candid Camera,” hosted by Peter Funt and Dina Eastwood and “Animal Tails,” hosted by Mark Curry. For more information, visit PAX TV’s website at www.pax.tv.